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                                                                 EXHIBIT 5.1


                     [Weil, Gotshal & Manges LLP Letterhead]


                                                                May 11, 1999


Peptide Therapeutics Group plc
Peterhouse Technology Park
100 Fulbourn Road
Cambridge
England
CB1 9PT

         You have requested our opinion with respect to certain matters of English law in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Peptide Therapeutics Group plc ("Peptide") with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of up to 618,797 Ordinary Shares of 10p each in Peptide (the "Shares") issuable upon the exercise of certain stock options held by employees of OraVax, Inc. ("OraVax") as provided for pursuant to the terms of the Restated Agreement and Plan of Acquisition by and among OraVax, Peptide and Peach Acquisition Corp. dated as of November 10, 1998, as amended (the "Merger Agreement") by which Peptide acquired OraVax. As your UK legal Counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issue of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or to be taken prior to issue of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the United States and the various states in the United States and in the United Kingdom, where required, the Shares when issued in accordance with the terms of the Merger Agreement will be legally and validly issued, fully paid and non-assessable.

         Our opinions expressed above are limited to the laws of England and Wales, and we do not express any opinion herein concerning any other law.

         We consent to the filing of this Opinion as an exhibit to the Registration Statement.

Yours truly,


/s/ WEIL, GOTSHAL & MANGES LLP